Exhibit 10.1

NOTE PAYOFF INDEMNITY AGREEMENT

On April 26, 2021, the Company signed a Second Loan Amendment regarding the outstanding amount of USD 872,500 from the original Promissory note in the principal amount of $1,000,000 (the “Kenar Note”) between Blue Star Foods Corp., a Delaware Corporation (the “Company”) and Kenar Overseas Corp., a company registered in Panama (the “Lender”); and

WHEREAS, the CEO has determined that it is in the best interest of the Corporation and its shareholders to Pay the outstanding amount and terminate the Kenar Note.

NOW THEREFORE,

For and in consideration of the payment of USD 918,539.32 (principal amount plus interests from 03/15/21 thru 06/30/21) by “the Company” to “the Lender” under the “Second Loan Amendment” dated April 26, 2021 and the other good and valuable consideration to them in hand paid, the receipt of funds, sufficiency and reasonably equivalent value of which are hereby acknowledged, “the Lender” fully acknowledge the receipt of payment under the following Bank details after providing proof of Payment from the “the Company” and “the Lender” should consider and confirm “the Second Loan Agreement” Fully paid & release the company and/or its guarantor(s) of any past, present, future claims & indebtedness, said loan satisfied, closed & terminated as of July 6th, 2021.

Wire to:

Citibank NA, 399 Park Avenue, New York NY 10022

ABA: 021000089 SWIFT: CITIUS33

FBO Morgan Stanley Smith Barney LLC

A/C 40611172

For further credit to:

Account # 658-065699

Of Kenar Overseas Corp __

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 6th, 2021.

John Keeler “the Company”

Marcos Herian
“the Lender”